 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 30, 2014

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road

Tarpon Springs, FL 34689

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2014, MagneGas Corporation (the “Company”) closed on the purchase of a facility in Pinellas Park located at 11885 44th Street North, Clearwater, Florida 33762 (the “Facility”). The Company intends on using the Facility as its headquarters. Consequently, the Company will be placing its current headquarters, located at 150 Rainville Road, Tarpon Springs, FL 34689, on the market for sale.

The Company signed a commercial contract to purchase the Facility on June 25, 2014 and paid a $50,000 deposit at that time. The closing of the purchase of the Facility was subject to the completion of due diligence. Due diligence was completed on September 29, 2014. The total purchase price for the Facility was $770,000. In addition to the $50,000 deposit, the Company paid $200,000 at closing. The seller is financing the balance of $520,000. This loan has a 10 year term with an interest rate of 6.5% and no prepayment penalty.

The foregoing description of the terms of the commercial contract for the purchase of the Facility is qualified in its entirety by reference to the provisions of the commercial contract filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 8.01 Other Events.

On October 1, 2014, the Company issued a press release announcing the closing of the purchase of the Facility. A copy of the release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Commercial Contract for the Purchase of 11885 44th Street North, Clearwater, Florida 33762, dated June 25, 2014.
Exhibit 99.1	Press Release dated October 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: October 2, 2014	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer